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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-187849) of Select Income REIT and the Registration Statement (Form S-8 No. 333-191093) pertaining to the 2012 Equity Compensation Plan of Select Income REIT; of our report dated February 21, 2014, with respect to the consolidated financial statements and schedules of Select Income REIT included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
February 21, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm